BYLAWS

                                       OF

                               LAWGIBB GROUP, INC.

                              A Georgia Corporation











                                 As restated on
                                February 14, 2001

                                   ARTICLE I

                                CORPORATE OFFICES

1.1 Registered Office. The Corporation shall maintain a registered office within the State of Georgia and shall appoint a registered agent at such office. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Board of Directors in the manner specified by law.

1.2 Principal Office. The Corporation may have its principal office and other offices at such place or places, either within or outside the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.


                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

2.1 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place, either within or outside the State of Georgia, as may be designated from time to time by the Board of Directors.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held each year in May or on such other date as may be designated by the Board of Directors. At such meeting, the shareholders shall elect a Board of Directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

2.3 Special Meetings.

(a) Special Meetings of the Shareholders. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the Chief Executive Officer at any time and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request, in writing, of a majority of the directors, or at the request, in writing, of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business considered at a special meeting of the shareholders shall be limited to that business stated in the notice of the special meeting.

(b) Special Meetings of the Holders of Common Stock. Special meetings of the holders of Common Stock, as defined in the Articles of Incorporation, for any purpose or purposes, shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request, in writing, of any two or more Common Directors, as defined in the Articles of Incorporation, or at the request, in writing, of holders of a majority in amount of the issued and outstanding Common Stock. Such request shall state the purpose or purposes of the proposed meeting. Business considered at a special meeting of the holders of Common Stock shall be limited to that business stated in the notice of the special meeting.

(c) Special Meetings of the Holders of Preferred Stock. Special meetings of the holders of Preferred Stock, as defined in the Articles of Incorporation, for any purpose or purposes, shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request, in writing, of any two or more Preferred Directors, as defined in the Articles of Incorporation, or at the request, in writing, of holders of a majority in amount of the issued and outstanding Preferred Stock. Such request shall state the purpose or purposes of the proposed meeting. Business considered at a special meeting of the holders of Preferred Stock shall be limited to that business stated in the notice of the special meeting.

2.4 Notice of Shareholders' Meetings.

(a) Timing of Notice. Notice of any meeting of the shareholders, whether annual or special, shall be served upon each shareholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before such meeting. The shareholders entitled to vote at such meeting, and therefore entitled to notice of such meting, shall be determined in accordance with Section 2.9 of these Bylaws.

(b) Content of Notice. The notice of any meeting of the shareholders, whether annual or special, shall specify the date, time, and hour of the meeting. Notice of special meetings shall contain a statement of the purpose or purposes for which the meeting has been called. Notice of the annual meeting shall contain a statement of those matters that the Board of Directors intends, as of the time of giving the notice, to bring before the meeting. For any shareholder meeting, whether annual or special, at which directors are to be elected, notice of the meeting shall include the name of any nominee or nominees whom the Board intends, as of the time of giving the notice, to present for election.

(c) Manner of Giving Notice. The notice of any meeting of shareholders, whether annual or special, shall be in writing. If mailed, such notice shall be directed to a shareholder at his or her post office address last shown on the records of the Corporation, and shall be sent postage prepaid.

(d) Waiver of Notice. Notice of any meeting of shareholders, whether annual or special, shall not be required to be given to any shareholder who, in person or by his or her attorney so authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, to the date and time of the meeting, and to the manner in which it has been called and convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting or, if arriving later, immediately upon arriving at the meeting, any such objection or objections.

2.5 Organization of Shareholder Meetings.

(a) Chairman and Secretary of the Meeting. All meetings of the shareholders, whether annual or special, shall be presided over by the Chairman of the Board, or if he or she is unavailable, by the Chairman of the Executive Committee, if any, or if both are unavailable then by a Chairman designated by the Board of Directors, or if the Board fails to designate a Chairman then by a Chairman designated by a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereat. The Secretary of the Corporation, or if he or she is unavailable then an Assistant Secretary or some other person appointed by the Chairman of the meeting, shall act as the secretary of the meeting and keep a record of the proceedings thereof.

(b) Conduct of Meetings. The Board of Directors of the Corporation shall have the authority to make such rules and regulations for the conduct of shareholder meetings as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the Chairman of the meeting shall have the authority to make such additional rules and regulations and to do all such acts as the Chairman deems necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation:

(i) establishing an agenda or order of business for the meeting; (ii) creating rules and regulations for maintaining order at the meeting and for protecting the safety of the persons present; (iii) limiting attendance at or participation in the meeting to shareholders of record and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit; (iv) restricting entry to the meeting after the time fixed for the commencement thereof; (v) limiting the time allotted for questions or comments by participants; (vi) limiting business considered to that business properly brought before the meeting; (vii) creating voting procedures and regulating the opening and closing of the polls for balloting.

2.6 Quorum. At all meetings of the shareholders, whether annual or special, the holders of a majority of the stock issued and outstanding and entitled to vote at such meeting, present, in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. Once a quorum is present at the meeting, the shareholders may continue to transact business at the meeting until the meeting is adjourned, provided that, if enough shareholders withdraw from the meeting to leave less than a quorum present, any action taken must nonetheless be approved by a majority of the shares initially represented at the meeting and constituting the initial quorum, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

2.7 Adjourned Meetings. If a quorum shall not be present or represented at any meeting of the shareholders, whether annual or special, a majority of the shareholders entitled to vote at such meeting, present, in person or represented by proxy, shall have the power to adjourn the meeting from time to time until the requisite amount of voting stock shall be present. The notice of any meeting adjourned to another time or place need not be given otherwise than by announcement of the new time and place at the meeting at which the adjournment is taken, provided however that if a new record date is set for the adjourned meeting, then notice of the adjourned meeting must be provided in accordance with Section 2.4 of these Bylaws. At any adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

2.8 Voting. The shareholders entitled to vote at any shareholder meeting, whether annual or special, shall be determined in accordance with Section 2.9 of these Bylaws. Each shareholder shall be entitled to one vote for each share of voting stock held by such shareholder.

2.9 Record Date for Shareholder Notice and Voting. For the purpose of determining those shareholders entitled to notice of any meeting, whether annual or special, or entitled to vote at such meeting, the Board of Directors may, in advance, set a record date for the meeting, which shall not be less than ten or more than fifty days before the date of such meeting. If the Board of Directors does not so set a record date, then for the purpose of this Section, the record date shall be the date preceding the date on which notice is given, or if notice is waived then the date preceding the date of such meeting. Only shareholders of record as of the close of business on the record date are entitled to notice of such meeting and entitled to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation after such record date, except as otherwise provided by the Articles of Incorporation, by voting agreement, or by law. For the purpose of this Section, the record date for any shareholder meeting, whether annual or special, shall apply to any adjournment of such meeting unless the Board of Directors sets a new record date for the adjourned meeting, provided that the Board of Directors shall set a new record date if the meeting is adjourned for more than thirty days from the date of the original meeting. The record date for any purpose other than the determination of shareholders entitled to notice of a shareholder meeting or entitled to vote thereat, shall be determined as provided by Section 7.5 of these Bylaws.

2.10 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a facsimile or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholders' name is placed on the proxy by the stockholder or the stockholder's attorney in fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking such proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker, unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

2.11 Validation of Meetings. If a quorum is present at any meeting of the shareholders, whether annual or special, then actions taken at the meeting shall be as valid as though taken at a meeting duly held after regular call and notice, regardless of whether the call and notice of such meeting were actually in conformance with Sections 2.3 and 2.4 of these Bylaws.

2.12 Inspectors of Election. Before any meeting of shareholders, whether annual or special, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one or three. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy, shall, appoint a person to fill such vacancy. Such inspector or inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the results; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

The inspector or inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector or inspectors of election is prima facie evidence of the facts stated therein.


                                   ARTICLE III

                                    DIRECTORS

3.1 Powers of Directors. Except as may be otherwise provided by any legal agreement among shareholders, or by the Articles of Incorporation, or by these Bylaws, the property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by the Articles of Incorporation, by these Bylaws or by law, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Number of Directors. The Board of Directors shall consist of an odd number of members, and shall consist of at least nine members, the precise number to be fixed by resolution of the directors from time to time.

3.3 Term of Office of Directors. Except as may be otherwise provided by the Articles of Incorporation, each director, whether elected at an annual meeting of shareholders or otherwise, shall hold office until the annual meeting of shareholders held next after his or her election and until a qualified successor shall be elected, or until his or her earlier death, resignation, incapacity to serve or removal. No person shall serve as a director until he reaches the age of 25 or after he reaches the age of 75. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.4 Resignation of Directors. A director may resign at any time and acceptance of his or her resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

3.5 Vacancies; Election of Directors. If any vacancy shall occur, the remaining directors shall continue to act, and such vacancies may be filled, subject to the requirements of the Articles of Incorporation, for the unexpired term, in the case of a Preferred Director vacancy, by a majority of the holders of a majority of the Preferred Stock, and in the case of a Common Director vacancy, by a majority of the remaining Common Directors, in either case, though less than a quorum of the full Board of Directors, and, if not theretofore filled by such action, may be filled by the shareholders at any meeting held during the existence of such vacancy subject to the requirements of the Articles of Incorporation. Notwithstanding the foregoing, in the event there is a vacancy in the position of "Swing Director," as defined in the Articles of Incorporation, the Preferred Directors shall maintain their right to approve the person nominated to fill such vacancy, which approval shall not be unreasonably withheld. Directors need not be shareholders.

3.6 Compensation. Outside directors may be compensated as determined from time to time by resolution of the Board of Directors. Outside directors shall not be considered to be employees even though they are compensated for their services. Directors who are also employees of the Corporation, and directors who are also holders of Preferred Stock, shall not be allowed additional compensation (in addition to their regular employment compensation) for attendance at regular or special meetings of the Board of Directors or of any special or standing committees thereof.


                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

4.1 Regular Meetings. The Board of Directors shall hold at least four regular meetings each year. Regular meetings of the Board of Directors may be held without notice at such time and place, within or outside the State of Georgia, as shall from time to time be determined by the Board of Directors.

4.2 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on not less than two days notice by mail, by telephone, by facsimile, or by personal delivery to each director and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary in like manner and on like notice on the written request of a majority of directors, Common or Preferred. In addition, up to one special meeting of the Board of Directors in each fiscal year may be called by at least one-third of the Preferred Directors in like manner and on like notice. Special meetings of the Common Directors shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, in like manner and on like notice on the written request of at least one-half of the Common Directors. Special meetings of the Preferred Directors shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary, in like manner and on like notice on the written request of at least one-half of the Preferred Directors. Any such special meeting shall be held at such time and place, within or outside the State of Georgia, as shall be stated in the notice of the meeting. Notice of any special meeting of the Board of Directors, the Common Directors, or the Preferred Directors, shall state the purposes thereof.

4.3 Waiver of Notice. Notice of any special meeting of directors shall not be required to be given to any director who, either before or after such meeting, shall waive such notice. Attendance of a director at a meeting shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, to the date and time of the meeting, and to the manner in which it has been called and convened, unless the director in attendance states, either at the beginning of the meeting or, if arriving later, immediately upon arriving at the meeting, any such objection or objections.

4.4 Quorum. At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors (and with respect to meetings of the Common Directors and Preferred Directors, a majority of such directors then in office) shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors (or the Common Directors or the Preferred Directors, as applicable), except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws.

4.5 Adjourned Meetings. In the absence of a quorum at any such meeting, a majority of the directors present at any such meeting may adjourn the meeting until a quorum be present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

4.6 Proxies; Voting. Directors may not vote by proxy at a meeting of the Board, the Common Directors, or the Preferred Directors, and each director shall have one vote on each question.

4.7 Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof, or by the Common Directors, or by the Preferred Directors, may be taken without a meeting if written consent setting forth the action so taken shall be signed by all the Directors, or all the members of the committee, or all the Common Directors, or all the Preferred Directors, as the case may be, and be filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent shall have the same force and effect as a unanimous vote.

4.8 Action by Telephone Conference Call. Members of the Board of Directors, or any committee thereof, or the Common Directors, or the Preferred Directors, may participate in a meeting of the Board or such committee, or a meeting of the Common Directors or the Preferred Directors, as the case may be, by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                    ARTICLE V

                                   COMMITTEES

5.1           Executive Committee.

(a) Formation and Composition; Veto Power. The Board of Directors, by resolution adopted by a three fourths vote of the entire Board, may designate an Executive Committee consisting of three directors and shall designate a chairman of such committee. The Executive Committee shall include the swing director and the following other directors: (i) if the Chairman of the Board is a Common Director, the Chairman of the Board and one of the Preferred Directors; (ii) if the Chairman of the Board is not a Common Director, one of the Common Directors and one of the Preferred Directors No action of the Executive Committee shall be taken without the affirmative vote of the Chairman of the Board (or at least one Common Director if the Chairman of the Board is not a Common Director) and at least one Preferred Director.

(b) Powers of the Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of property, business, and affairs of the Corporation, including all powers herein or in the Articles of Incorporation specifically granted to the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have authority as to the following matters:

(i) The voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution;

(ii) The merger or consolidation of the Corporation;

(iii) The sale, lease or exchange of 25% or more of the Corporation's operating assets in a single transaction or series of related transactions;

(iv) The recommendation to the shareholders of any amendment to the Articles of Incorporation;

(v) The removal of Directors or the filling of vacancies on the Board;

(vi) The designation of any committee of Directors or the filling of any vacancies in any such committee;

(vii) The fixing of compensation of the Directors for serving on the Board or any committee of Directors;

(viii) The amendment or repeal of these Bylaws, or the adoption of new Bylaws;

(ix) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable;

(x) The declaration or authorization of the payment of any dividend in cash, property or stock, except with respect to any dividends payable with respect to Preferred Stock;

(xi) Any action which, by virtue of the Articles of Incorporation or any agreement with the Corporation, must be taken by a vote of the Common Directors or the Preferred Directors;

(xii) Any action which, by law, cannot be taken by a committee of the Board of Directors;

(xiii) Such other matters as three-fourths of the members of the Board who vote on any such matter shall assign to another committee of the Board or reserve to the Board itself.

(c) Meetings of the Executive Committee. The Executive Committee shall meet from time to time on call of the Chairman of the Board or the Chief Executive Officer (or, only if there are more Preferred Directors on the Board than Common Directors, by one Common Director), or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places within or outside the State of Georgia, as the Executive
Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure including provision for notice of its meetings. It shall keep a record of its proceedings and shall report those proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors, except where action shall have been taken by the Corporation or third parties have relied upon such proceedings before such revision or alteration.

5.2 Additional Committees.

(a) Formation and Composition. The Board of Directors, by resolution adopted by a three fourths vote of the entire Board, may also designate additional committees of not fewer than two directors, and shall designate a chairman for each such committee. The Chairman of the Board or the Chief Executive Officer, or both, shall be an ex-officio member of each such additional committee, except
(i) the Audit Committee and (ii) any nominating committee established by the Board of Directors, of which the Chairman of the Board or the Chief Executive Officer, or both, shall be a regular member.

(b) Powers of Additional Committees. Such additional committees shall have and may exercise such powers of the Board of Directors as are delegated to them with respect to the property, business and affairs of the Corporation, except the powers denied to the Executive Committee by Section 5.1(b) of these Bylaws.

(c) Meetings of Additional Committees. Meetings of such additional committees may be held at such place or places within or outside the State of Georgia, as such committees shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. Such additional committees may fix their own rules of procedure including provision for call and notice of their meetings.

5.3 Removal of Committee Members; Dissolving Committees. The Board shall have the power at any time by a three fourths vote of the entire Board of Directors to remove any member of any committee, including the Executive Committee, with or without cause, and to fill vacancies in and to dissolve any committee, including the Executive Committee, provided, however, that the composition of any such committee shall always be subject to the provisions of Sections 5.1(a) and 5.2(a) of these Bylaws.

5.4 Term of Committee Members. Each member of any committee, including the Executive Committee, shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his or her election and until his or her successor member of the committee is elected, or until his or her earlier death, resignation, incapacity to serve or removal, or until he or she shall cease to be a director, or until the committee ceases to exist.

5.5 Voting. All committees, including the Executive Committee, shall act by majority vote of its members, provided that the Executive Committee shall nonetheless be subject to the requirements of Section 5.1(a).


                                   ARTICLE VI

                                    OFFICERS

6.1 Designation of Officers. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect by a majority vote a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board may, at any time, fill any officer vacancies and elect or appoint such other officers as it may deem necessary or advisable. Such other officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chief Executive Officer. All officers shall hold office at the pleasure of the Board and subject to Section 6.4.

6.2 Who May Hold Office. Any person may hold any two or more offices, except that no person may hold both the offices of President and Secretary. No officer need be a shareholder. The Chairman of the Board must be a member of the Board of Directors of the Corporation.

6.3 Compensation. The total compensation of all officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors. The Board may delegate to a committee of directors the power to fix or approve the compensation of officers. No director who is also an officer or other employee of the Corporation shall vote as a director or member of a committee in the determination of the amount of compensation payable to him or her.

6.4 Tenure of Officers; Removal; Resignation. Each officer of the Corporation shall hold office until his or her successor is chosen or until his or her earlier death, resignation, incapacity to serve or removal, or the termination of his or her office. Notwithstanding any powers or authority granted to any committee of directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary and the Treasurer may be removed only by the Board of Directors. Any other officer may be removed by the Board or by the Executive Committee. Any such removal by the Board or by the Executive Committee may be with or without cause. An officer may resign at any time and acceptance of the resignation shall not be necessary to make it effective. Such resignation shall take effect at the time stated.

6.5 Chairman of the Board. The Chairman of the Board shall call, or shall direct the Secretary to call, all regular meetings of the Board and shareholders and shall preside over such meetings. He or she shall have such powers and perform such duties as these Bylaws or the Board may prescribe. In the event of the death or disability of the Chairman of the Board, the President shall temporarily have the powers and perform the duties of the Chairman of the Board, until the Board shall otherwise delegate such powers and duties, pursuant to
Section 6.13 of these Bylaws.

6.6 Chief Executive Officer. The Chief Executive Officer shall have general and active supervision and control of the property, officers, business and affairs of the Corporation, and shall, in general, have all powers and perform all duties incident to the office of a chief executive officer of a corporation. He or she shall have such other powers and perform such other duties as these Bylaws or the Board may prescribe. In the event of the death or disability of the Chief Executive Officer, the President shall temporarily have the powers and perform the duties of the Chief Executive Officer, until the Board shall otherwise delegate such powers and duties, pursuant to Section 6.13 of these Bylaws.

6.7 President. In general, the President shall have all powers and perform all duties incident to the office of a president of a corporation, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors and the Chief Executive Officer.

6.8 Vice Presidents. In general, Vice Presidents shall have all powers and perform all duties incident to the office of a vice president of a corporation, and shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors and the Chief Executive Officer. One or more Vice Presidents may be assigned one or more additional title designations, including but not limited to Executive Vice President, Senior Vice President, or Executive Senior Vice President, as the Board or the Chief Executive Officer may from time to time deem necessary or desirable.

6.9 Assistant Vice Presidents. In general, Assistant Vice Presidents shall have all powers and perform all duties incident to the office of an assistant vice president of a corporation, and shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors and the Chief Executive Officer. One or more Assistant Vice Presidents may be assigned one or more additional title designations as the Board or the Chief Executive Officer may from time to time deem necessary or desirable.

6.10 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the Board committees when so requested. He or she shall maintain custody of the seal of the Corporation and see that it is affixed to all corporate documents required to be executed under seal. He or she shall give, or cause to be given, in conformity with these Bylaws, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer.

6.11 Assistant Secretaries. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his or her request, perform his or her duties and exercise his or her powers and authority, and shall perform such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer or the Secretary.

6.12 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation. He or she shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects of the Corporation, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board or the Chief Executive Officer, and shall pay out the same only in such manner as the Board may from time to time determine. In general, he or she shall have all powers and perform all duties incident to the office of a treasurer of a corporation, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors and the Chief Executive Officer.

6.13 Absence of Officer. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may by a majority vote delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director pursuant to the requirements of these Bylaws.

                                   ARTICLE VII

                                  CAPITAL STOCK

7.1 Stock Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation; provided, however that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such officer and such seal may be facsimile. In case any officer or officers who shall have signed, or whose signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

7.2 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact, the form of which shall be determined at the discretion of the Board of Directors, and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

7.3 Record of Shareholders. The Corporation shall keep a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, if there be more than one class, the names of the shareholders entitled to vote, with the address of, and the number of shares held by each, the date on which the certificate was issued and the date on which the certificate was canceled, if such be the case. Said record shall be made available at all meetings of the shareholders.

7.4 Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her legal representative, or by an agent or his or her attorney duly constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.2 of these Bylaws. The Board may make or authorize the making of additional rules and regulations consistent with law and these Bylaws, which it may deem expedient for the issue, transfer and registration or transfer of securities of the Corporation.

7.5 Record Date for Purposes Other Than Notice and Voting. For the purpose of determining the shareholders entitled to receive any dividend or other distribution or the allotment of any shareholder rights, or for any other proper purpose of determining shareholders, other than those purposes enumerated in
Section 2.7 of these Bylaws, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board does not so fix a record date, then the record date shall be the day on which the Board adopts the applicable resolution or the fiftieth day before the date set for the applicable action, whichever is later. Only shareholders of record as of the close of business on the record date are entitled to receive the benefits of such applicable Board resolution, notwithstanding any transfer of shares on the books of the Corporation after such record date, except as otherwise provided by the Articles of Incorporation, by agreement, or by law.

7.6 Holder of Record. The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.7 Transfer Agents; Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.


                                  ARTICLE VIII

                     PROVISIONS RELATING TO PREFERRED STOCK;
                                SUBORDINATED NOTE

8.1 Contractual Relationships. The holders of the Preferred Stock, or any affiliate thereof, may enter into contractual relationships with the Corporation only upon approval by a majority of the Common Directors; provided, that the foregoing shall not limit the rights of either the holders of Preferred Stock or the Preferred Directors under Section VI,D,4(b) of the Articles of Incorporation.

8.2 Benchmarks. Benchmarks shall be determined in accordance with the procedures set out in the attached Exhibit A.

8.3 Preferred Stock Event. As used in the Articles of Incorporation and these Bylaws, a "Preferred Stock Event" shall mean the occurrence of any of the following: (1) the Corporation fails to meet 80% of its quarterly Benchmarks in any four consecutive fiscal quarters commencing with third quarter, 1997; (2) the Corporation fails for the four fiscal quarters ended June 30, 1998, to meet 70% of its cumulative Benchmarks in such four fiscal quarters; (3) the Corporation fails for the four fiscal quarters ended September 30, 1998, to meet 72.5% of its cumulative Benchmarks in such four fiscal quarters; (4) the Corporation fails for the four fiscal quarters ended December 31, 1998, to meet 75% of its cumulative Benchmarks in such four fiscal quarters; (5) the Corporation fails for the four fiscal quarters ended March 31, 1999, to meet 77.5% of its cumulative Benchmarks in such four fiscal quarters; (6) the Corporation fails to meet 80% of its cumulative Benchmarks in any four consecutive fiscal quarter period ending on or after June 30, 1999; or (7) the Corporation fails to make timely cash dividend payments on the Preferred Stock for any six fiscal quarters.

8.4 Cure Event. As used in the Articles of Incorporation and these Bylaws, a "Cure Event" shall occur whenever, subsequent to the occurrence of a Preferred Stock Event, the Corporation achieves 90% of its cumulative Benchmarks for any four consecutive fiscal quarters. A Cure Event may only occur once.

8.5 Form of Subordinated Note. The form of "Subordinated Note" (as defined in the Articles of Incorporation) is attached as Exhibit B.

8.6 Amendment. So long as any shares of Preferred Stock remain outstanding, this
Article VIII may only be amended by the affirmative vote of a majority of the holders of the Common Stock and the holders of the Preferred Stock, each voting separately as a class.


                                   ARTICLE IX

                                 INDEMNIFICATION

9.1 Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or of an officer of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as such Code or such laws may be amended from time to time. No amendment, modification or repeal of this Section shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is entitled to indemnification hereunder to the fullest extent permitted by the Georgia Business Corporation Code or any other applicable laws as such Code and such laws may be amended from time to time, provided that such director or officer complies with O.C.G.A Section 14-2-853 (or any successor statute thereto).


                                    ARTICLE X

                           NOTICES; WAIVERS OF NOTICE

10.1 Notice. Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean only personal notice, but such notice may also be given by mail by depositing the same in the post office or letter box in a postpaid sealed envelope, or telegram or cablegram, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation, or telephonically or by facsimile, and such notice shall be deemed to be given at the time when the same shall be thus personally delivered, mailed, verbally communicated by telephone or sent. An affidavit of the personal delivery, mailing, verbal communication or sending of the notice, executed by the Secretary of the Corporation, an Assistant Secretary of the Corporation or any transfer agent of the Corporation giving the notice, shall be prima facie evidence that the notice has been given.

10.2 Waiver of Notice. When any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, or cable, shall be deemed equivalent thereto. Except as otherwise specifically provided in these Bylaws, no notice of any meeting need be given to any person who shall attend such meeting.


                                   ARTICLE XI

                                   AMENDMENTS

11.1 Amendments to these Bylaws. Except as otherwise provided in these Bylaws, the Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by three-fourths vote of all of the members of the Board of Directors at any regular or special meeting of the Board of Directors. Such power and authority of the Board of Directors to alter, amend, repeal or adopt Bylaws shall extend to any and all subject matter contained in the Bylaws at any time, subject only to the limitations contained in the Georgia Business Corporation Code. The Shareholders may also alter, amend or repeal the Corporation's Bylaws, or adopt new Bylaws, by a majority vote of the holders of the Common Stock and Preferred Stock, each voting separately as a class, even though the Bylaws may also be amended or repealed by the Board of Directors as stated above.


                                   ARTICLE XII

                  REGISTERED PROFESSIONAL IN RESPONSIBLE CHARGE

12.1 Registered Professional in Responsible Charge. Where required by state law, the Corporation shall maintain one or more currently registered professional engineers, geologists or other registered professionals in each branch office or state where such practice is performed who shall be expressly designated in responsible charge of all practice of such professions. The registrant shall have full authority for the Corporation with regard to all professional decisions and projects performed in said branch office or state.




                                  ARTICLE XIII

                                 GENERAL MATTERS

13.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method of executing corporate instruments or documents and may designate the signatory officer or officers, or other agent or agents, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Without limiting the generality of the foregoing, the Chief Executive Officer shall have the authority to sign, execute and deliver, with any other appropriate officer (if required), corporate instruments of conveyance, instruments of indebtedness and obligation (including bonds), and contracts and other instruments and documents which may be authorized by the Board, except in cases where the signing, execution, or delivery thereof shall have been delegated by these Bylaws or by the Board to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed, executed or delivered. Each officer of the Corporation shall have authority to execute and deliver those documents or instruments customarily executed and delivered by such officer of a corporation.

13.2 Checks, Drafts, and Evidences of Indebtedness. All checks, drafts, other orders for payment of money, notes or other evidences of indebtedness of the Corporation shall be signed only by such person or persons as the Board of Directors shall from time to time, in its discretion, authorize to do so.

13.3 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

13.4 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the place of the corporate seal, the words "Corporate Seal" within brackets may be used, and shall have the same legal effect as use of the corporate seal.

13.5 Construction. Use in these Bylaws of words of inclusion shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

13.6 Provisions Additional to Provisions of Law. All restrictions, limitations, and other requirements of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all applicable provisions of law and shall be complied with in addition to such applicable provisions of law, unless such compliance shall be illegal.

13.7 Provisions Contrary to Provisions of Law. In the event that some portion, whether an article, section, paragraph, sentence or phrase, of these Bylaws shall be contrary to or inconsistent with applicable provisions of law, then that portion of these Bylaws which is contrary or inconsistent shall not apply so long as such applicable provisions of law remain in effect, provided however that such contrary or inconsistent portion of these Bylaws shall be considered independent and severable from the remainder of these Bylaws, such that the contrary or inconsistent portion, whether an article, section, paragraph, sentence or phrase, shall not affect the validity or applicability of any other portion of these Bylaws.

13.8 Fair Price Requirements. The provisions of Article 11, Part 2 of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.

13.9 Business  Combinations  with  Interested  Shareholders.  The  provisions of
Article 11, Part 3 of the Georgia Business Corporation Code, as amended, shall apply to the business and affairs of the Corporation unless and until this provision is repealed in accordance with the Code and these Bylaws.

                               EXHIBIT A TO BYLAWS

                      PROCEDURE FOR DETERMINING BENCHMARKS


1. The Benchmarks for the Corporation's fiscal years 1997 through 2000 are attached hereto as Schedule 1.

2. Before December 31, 2000, a majority of the entire Board shall approve quarterly Benchmarks for the period ending December 31, 2003. Thereafter, so long as the Preferred Stock is outstanding, the Board shall approve quarterly Benchmarks for each succeeding full three-year period. The Benchmarks shall be approved by the affirmative vote of a majority of the Directors. In the event the Directors cannot agree on appropriate Benchmarks for any period after December 31, 2000, the disagreement shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association. The exclusive location for such arbitration shall be Atlanta, Georgia, and all matters shall be decided under Georgia law.

3. In all cases, measurements of the Corporation's actual net income, as reported (in future quarters, starting with the third quarter of calendar 1997) in accordance with generally accepted accounting principles, applied on a consistent basis, shall, prior to measurement against the Benchmarks, be adjusted for (and shall exclude any effect of) the following: (i) amortization of financing costs (over and above amounts already assumed in the Benchmarks);
(ii) changes in tax laws or regulations which increase or decrease the tax rate,
(iii) taxes resulting from repatriation or deemed repatriation of foreign income earned prior to the issuance of the Preferred Stock; (iv) any loss with respect to write-offs of leases or subleases, and expenses incurred in connection with subleasing any unused or underutilized property; (v) any gain or loss with respect to the sale of any real estate or leasehold interest; (vi) any severance or salary continuance payments or other obligations with respect to terminated employees; (vii) any impairment in long-lived asset value as set forth in Statement of Financial Accounting Standards No. 121; and (viii) any amounts paid pursuant to the Corporation's indemnification obligations under that certain Securities Purchase Agreement dated March 21, 1997.

                               EXHIBIT B TO BYLAWS

                                 PROMISSORY NOTE

$                                                                          Date

FOR VALUE RECEIVED, LAWGIBB GROUP, INC., a Georgia corporation (hereinafter referred to as "Maker") promises to pay to the order of ____________________, a ________ _______________ (hereinafter referred to as "Holder"), the principal sum of ________________________ _______________________________ ($__________) in
legal tender of the United States of America for the debts and dues, public and private with interest on the unpaid principal balance thereof until paid from the date hereof at the rate of 5.5% above the yield on five-year treasury notes in effect as of date noted above, per annum, said interest to be due and payable on the last day of each calendar quarter, beginning ____________, ____ and the principal payable as follows: if issued pursuant to Section V,F,1 of the Restated Articles of Incorporation of Maker (the "Articles"), one-third of the principal amount on date noted above; one-third of the principal amount on the first anniversary of the date hereof; and the entire unpaid balance plus accrued interest on the second anniversary of the date hereof OR if issued pursuant to
Section V,F,2 of the Articles, one-third of the principal amount on the seventh anniversary of the "Original Issue Date" (as defined in the Articles); one-third of the principal amount on the eighth anniversary of the Original Issue Date; and the entire unpaid balance plus accrued interest on the ninth anniversary of the Original Issue Date.

Principal and interest are payable at  ____________________________________,  or at such other place as Holder hereof may designate in writing.

Should any installment of interest or principal not be paid when due, the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of Holder, and upon ten days written notice to the undersigned
Maker, become due and may be collected forthwith. It is further agreed that failure of Holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop Holder from exercising such right.

The indebtedness evidenced by this Note represents a primary obligation of LawGibb Group, Inc. and shall be subject to the subordination provisions set forth in Annex A, which is attached hereto and incorporated herein by reference.

Amounts due hereunder may be prepaid at any time without premium or penalty. Time is of the essence of this Note, and except as otherwise provided herein, demand, protest, notice of demand, protest and non-payment, and all other notices whatsoever, are hereby waived by Maker.

This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia and any action brought under the terms of this Promissory Note shall be brought in the courts of Georgia. Neither this Note nor any rights thereunder may be assigned by Holder without the written consent of Maker.

Should any installment of interest or principal not be paid when due, or should Maker otherwise be in material default under the terms of this Note, Holder shall have the right to notify Maker in writing of such failure to timely pay or other material default (a "Default"), and Maker shall have fifteen days after receipt of such notice to cure such Default. If Maker fails to cure such Default within said fifteen day period, then the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of Holder, and upon ten days written notice to the undersigned Maker, become due and may be collected forthwith. It is further agreed that failure of Holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop Holder from exercising such right. In addition, commencing on the date a Default occurs hereunder, regardless of whether there has been an acceleration of the indebtedness evidenced hereby, until such Default is cured, interest shall accrue on the outstanding principal balance of this Note at an interest rate which is 2% above the interest rate that would be in effect hereunder absent such Default.

IN WITNESS WHEREOF, Maker has executed this Note and has caused its seal to be affixed hereunto, all by its duly authorized officers, as of the date first above written.

                                                  LAWGIBB GROUP, INC.


                                                  By:______________________

                                                  Title:___________________

                                     Annex A

                               Subordination Terms

All indebtedness evidenced by this Note is hereby subordinated and made junior in right of payment to all indebtedness (the "Senior Debt") now or hereafter owned by Maker to any bank or banks, (collectively, the "Senior Lenders"). For so long as the Senior Debt is outstanding, no direct or indirect payment (by set-off or otherwise) shall be made or agreed to made on account of this Note, or in respect of any redemption, retirement, purchase or other acquisition by Maker of this Note, and no collateral shall be granted or obtained as security for this Note if, on or prior to the date of such payment, Holder shall have knowledge, or have received written notice from any Senior Lender that any default or event of default exists or would occur upon or by reason of such payment under any of the terms of the agreements between Maker and the Senior Lenders.

In the event of any Proceeding (as defined below), (a) the Senior Debt shall first be indefeasibly paid in full, before any payment or distribution shall be made in respect of this Note; (b) any payment or distribution of assets which would otherwise (but for this Note) be payable or deliverable in respect of this Note shall be paid or delivered directly to the Senior Lenders for application and payment of the Senior Debt in accordance with the priorities established by this Note until the Senior Debt shall have been indefeasibly paid in full; (c) Holder agrees to cooperate with Senior Lenders' reasonable requests relating to the collection of payments and distributions under this Note for the account of the Senior Lenders; and (d) the Senior Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of Holder or otherwise), but shall have no obligation, if, after demand Holder refuses to do so, to demand, sue for, collect and receive every payment or distribution referred to in subsection (b) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting this Note) as it may deem reasonably necessary or advisable for the exercise or enforcement of any of its rights or interest hereunder.

For purposes of this Note the term "Proceeding" shall mean any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker, its properties or its creditors as such, (b) proceeding for liquidation, dissolution or other winding-up of Maker, whether voluntary or involuntary, whether or not involving insolvency or bankruptcy proceeding, or (c) assignment for the benefit of creditors or marshaling of the assets of Maker.

If any payment, distribution or security, whether in cash, securities or other property, shall be received by Holder in contravention of any of the terms hereof, such payment, distribution or security shall be received and held in trust for the benefit of, and shall be promptly paid over and delivered and transferred to the designated agent for the Senior Lenders, on behalf of the Senior Lenders, for application to the payment of the Senior Debt to the extent necessary to cause the Senior Debt to be indefeasibly paid in full.

Until the Senior Debt shall have been indefeasibly paid in full, Holder hereby waives any and all subrogation rights and all other rights as to the Senior Lenders. At such time as the Senior Debt has been indefeasibly paid in full, Holder shall be subrogated, from and after such time, to any rights of the Senior Lenders to receive any further payments for distributions of assets of Maker applicable to the Senior Debt until this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which Holder would be entitled except for the provisions of this Note shall, as between Maker and its creditors other than the Senior Lenders on the one hand and Holder on the other hand, be deemed to have been made as a payment by Maker to or on account of the Senior Debt.

For so long as the Senior Debt is outstanding, Holder may not (i) secure, ask, demand or sue for any payment, distribution or the remedy in respect of this Note, (ii) commence, or join with any other creditor in commencing, any Proceeding, or (iii) declare any amount of this Note to be due and payable, in each case during the times that Holder be prohibited from receiving any payments in respect of this Note under this Note; provided, however, that such restriction shall terminate automatically upon the commencement of a Proceeding.

The provisions of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of any Proceeding, all as though such payment had not been made.

For so long as the Senior Debt is outstanding, Holder agrees not to accept prepayment of any amounts outstanding under this Note before such amounts become due and payable pursuant to the first paragraph hereof, and to the extent Maker delivers any such prepayments to Holder, Holder agrees to hold such amounts in trust for, and to deliver such amounts promptly to, the designated agent for the Senior Lenders, on behalf of the Senior Lenders.